UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2011

The Female Health Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-13602	39-1144397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 North State Street, Suite 2225, Chicago, Illinois 60654
(Address of principal executive offices, including zip code)

(312) 595-9123
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of The Female Health Company (the "Company") was held on March 24, 2011.  A total of 27,741,424 shares of common stock were eligible to vote at the Annual Meeting.  The matters voted on at the Annual Meeting were as follows:

1.   Election of Directors:

The following individuals were nominated for election to the Board of Directors for terms that expire at the next annual meeting of shareholders.

Name	Votes For	Votes Withheld	Broker Non-Votes
David R. Bethune	11,119,843	217,232	9,338,949
Stephen M. Dearholt	11,129,371	207,704	9,338,949
Mary M. Frank, Ph.D.	11,140,583	196,492	9,338,949
William R. Gargiulo, Jr.	11,107,126	229,949	9,338,949
Mary Ann Leeper, Ph.D.	10,820,493	516,582	9,338,949
O.B. Parrish	11,167,435	169,640	9,338,949
Michael R. Walton	11,123,244	213,831	9,338,949
Richard E. Wenninger	11,126,023	211,052	9,338,949

The nominations were made by the Board of Directors and no other nominations were made by any shareholder. The nominees had currently been members of the Board of Directors at the date of the Annual Meeting.

2.   Ratification of Auditors:

The shareholders voted to ratify the appointment by the Company's Audit Committee of McGladrey & Pullen, LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,516,323	104,602	55,099	-

3.   Advisory (non-binding) vote on the executive compensation of the Company's named executive officers:

The shareholders voted in favor of the compensation of the Company's named executive officers as disclosed in the proxy statement for the Annual Meeting of Shareholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,081,787	177,224	78,064	9,338,949

4.   Advisory (non-binding) vote on the frequency of the advisory vote on the executive compensation of the Company's named executive officers:

The shareholders voted to recommend that the Company include an advisory vote on the compensation of the Company's named executive officers pursuant to the rules of the Securities and Exchange Commission every three years.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
3,365,113	269,299	7,663,868	38,795	9,338,949

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FEMALE HEALTH COMPANY

Date:  March 28, 2011
BY  /s/ O.B. Parrish
       O.B. Parrish, Chairman and
       Chief Executive Officer